      As filed with the Securities and Exchange Commission on June 29, 2001
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            LUCENT TECHNOLOGIES INC.
             (Exact Name of Registrant as Specified in its Charter)


                Delaware                                  22-3408857
     (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
     Incorporation or Organization)

           600 Mountain Avenue
         Murray Hill, New Jersey                             07920
  (Address of Principal Executive Offices)                 (Zip Code)


           LUCENT TECHNOLOGIES INC. 2001 EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of Plan)

                  Please send copies of all communications to:

                                RICHARD J. RAWSON
              Senior Vice President, General Counsel and Secretary
                               600 Mountain Avenue
                             Murray Hill, N.J. 07974
                                 (908) 582-8500
  (Name, address, telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE


Title of securities        Amount to be          Proposed maximum                Proposed maximum            Amount of
to be registered (1)        registered      Offering price per share (2)     aggregate offering price     Registration fee
--------------------       ------------     ----------------------------     ------------------------     ----------------

Common Stock, par          250,000,000                $5.83                        $1,457,500,000             $364,375
value $0.01 per share,
and related Preferred
Stock Purchase
Rights (3)

(1) In addition, this registration statement also relates to such indeterminate number of additional shares of Common Stock of Lucent Technologies Inc. ("Lucent") as may be issuable as a result of stock splits, stock dividends or similar transactions, as described in the plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) and (h) of the Securities Act of 1933, as amended (the "Securities Act"), and based on the average of the high and low prices of the Common Stock of Lucent as reported on the New York Stock Exchange on June 26, 2001.

(3) No separate consideration will be received for the Rights, which initially will trade together with the Common Stock.


PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by Lucent with the Securities and Exchange Commission (the "Commission") and are incorporated herein by reference (File No. 001-11639):

         (1) Amended Annual Report on Form 10-K/A for the fiscal year ended September 30, 2000, filed on June 13, 2001.

         (2) Amended Quarterly Report on Form 10-Q/A for the three months ended December 31, 2000, filed on June 13, 2001.

         (3) Quarterly Report on Form 10-Q for the three months ended March 31, 2001.

         (4) Current Reports on Form 8-K filed on October 12, 2000, October 24, 2000, November 15, 2000, November 21, 2000, December 22, 2000 and
              February 27, 2001, respectively.

         (5) The "Description of Capital Stock" contained in Lucent's Registration Statement on Form 10 filed with the Commission on February 26, 1996, as amended by Amendment No. 1 thereto filed on Form 10/A on March 12, 1996, Amendment No. 2 thereto filed on Form 10/A on March 22, 1996, and Amendment No. 3 thereto filed on form 10/A on April 1, 1996, and any other amendments or reports filed for the purpose of updating such description.

All documents filed subsequent to the date hereof by Lucent with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by Lucent pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the Commission of Lucent's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K; and provided further, that any report or reports furnished subsequent to the date hereof under Item 9 of Form 8-K shall not be Incorporated Documents. The financial statements and management's discussion and analysis of results of operations and financial condition in Lucent's Amended Quarterly Report on Form 10-Q/A for the three months ended December 31, 2000 do not reflect the reclassification of Agere Systems Inc. and the power systems business as discontinued operations.

         Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.       DESCRIPTION OF SECURITIES

         Not Applicable

ITEM 5.       INTEREST OF NAMED EXPERTS OF COUNSEL

         Not Applicable

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Lucent's certificate of incorporation provides that none of Lucent's directors will be personally liable to Lucent or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the Delaware General Corporation Law ("DGCL"), as amended from time to time, for liability: (i) for any breach of the director's duty of loyalty to Lucent or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock repurchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

         While Lucent's certificate of incorporation provides directors with protection from awards for monetary damages for breach of their duty of care, it does not eliminate such duty. Accordingly, the certificate of incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

         Lucent's certificate of incorporation provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or person of whom such person is the legal representative, is or was a director or officer of Lucent or is or was serving at Lucent's request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is the alleged action of such person in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by Lucent to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Lucent to provide broader indemnification rights than said law permitted Lucent to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have Lucent pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the DGCL. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of Lucent thereunder in respect of any occurrence or matter arising prior to any such repeal or modification. Lucent's certificate of incorporation also specifically authorizes Lucent to maintain insurance and to grant similar indemnification rights to Lucent's employees or agents. The directors and officers of Lucent are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable

ITEM 8.       EXHIBITS

         The following exhibits are filed with this registration statement:

         EXHIBIT NUMBER                   DESCRIPTION OF EXHIBIT

              4.1 Provisions of the Certificate of Incorporation of Lucent, as amended effective February 16, 2000, that define the rights of security holders of Lucent (incorporated by reference to Lucent's Registration Statement (No. 333-31400) on Form S-4).

              4.2 Rights Agreement between Lucent and The Bank of New York (successor to First Chicago Trust Company of New York), as rights agent, dated as of April 4, 1996 (incorporated by reference to Exhibit 4.2 to Registration Statement (No. 333-00703) on Form S-1).

              4.3 Amendment to Rights Agreement between Lucent and The Bank of New York (successor to First Chicago Trust Company of New York), dated as of February 18, 1998 (incorporated by reference to Exhibit
                             (10)(i)(5) to Lucent's Annual Report on Form 10-K for the period ended September 30, 1998).


              5.1 Opinion of Richard J. Rawson, Senior Vice President, General Counsel and Secretary of Lucent, as to the legality of the securities to be issued.


              23.1 Consent of Richard J. Rawson is included in the opinion filed as Exhibit 5.1 hereto.


              23.2           Consent of Independent Accountants

              24.1 Powers of Attorney executed by officers and directors who signed this registration statement.

ITEM 9.       UNDERTAKINGS

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                   Provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of a Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Murray Hill, New Jersey on June 28, 2001.

                                       LUCENT TECHNOLOGIES INC.

                                            By:     /s/ Mark R. White
                                                   -----------------------------
                                            Name:  Mark R. White
                                            Title: Senior Vice President and
                                                   Controller

         Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             SIGNATURE                                        TITLE                                 DATE
Principal Executive Officer:

*                                           Chairman of the Board and
------------------------------              Chief Executive Officer                              June 28, 2001
Henry B. Schacht

Principal Financial Officer:

 /s/ Frank A. D'Amelio                      Chief Financial Officer                              June 28, 2001
------------------------------
Frank A. D'Amelio

Principal Accounting Officer:

 /s/ Mark R. White                          Controller                                           June 28, 2001
------------------------------
Mark R. White

Directors:

*                                           Chairman of the Board of Directors                   June 28, 2001
------------------------------
Henry B. Schacht

                                            Director                                             June 28, 2001
------------------------------
Paul A. Allaire

*                                           Director                                             June 28, 2001
------------------------------
Betsy S. Atkins

*                                           Director                                             June 28, 2001
------------------------------
Carla A. Hills

                                            Director                                             June 28, 2001
------------------------------
Franklin A. Thomas

*                                           Director                                             June 28, 2001
------------------------------
John A. Young

* by Michael J. Holliday, Attorney-In-Fact

                                  EXHIBIT INDEX

     EXHIBIT NO.                        NAME OF DOCUMENT
     -----------                        ----------------
         4.1            Provisions of the Certificate of Incorporation of
                        Lucent, as amended effective February 16, 2000, that
                        define the rights of security holders of Lucent
                        (incorporated by reference to the registrant's
                        Registration Statement (No. 333-31400) on Form S-4).

         4.2            Rights Agreement between Lucent and The Bank of New York
                        (successor to First Chicago Trust Company of New York), as rights agent, dated as of April 4, 1996 (incorporated by reference to Exhibit 4.2 to Registration Statement
                        (No. 333-00703) on Form S-1).

         4.3            Amendment to Rights Agreement between Lucent and The
                        Bank of New York (successor to First Chicago Trust
                        Company of New York), dated as of February 18, 1998
                        (incorporated by reference to Exhibit (10)(i)(5) to Lucent's Annual Report on Form 10-K for the period ended
                        September 30, 1998).

         5.1            Opinion of Richard J. Rawson, Senior Vice President,
                        General Counsel and Secretary of Lucent, as to the legality of the securities to be issued.


         23.1 Consent of Richard J. Rawson is included in the opinion filed as Exhibit 5.1 hereto.


         23.2           Consent of Independent Accountants

         24.1 Powers of Attorney executed by officers and directors who signed this registration statement.



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